UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2008

TEXTRON INC.

(Exact name of Registrant as specified in its charter)

Delaware	I-5480	05-0315468
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island 02903 (Address of principal executive offices)

Registrant’s telephone number, including area code: (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

                On March 20, 2008, Textron Financial Corporation’s (“Textron Financial”) affiliate, Textron Financial Floorplan Master Note Trust (the “Trust”), issued variable funding notes in an amount of up to $558.66 million (the “Series 2008-CP-1 Variable Funding Notes”) pursuant to its dealer floorplan securitization program (the “Floorplan Securitization Program”).  Textron Financial is a wholly-owned subsidiary of Textron Inc.  The Class A Series 2008-CP-1 Variable Funding Note is held by The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTMU”), as managing agent for certain commercial paper conduits administered by BTMU, and provides for a commitment thereunder of $500 million.  The Class A Series 2008-CP-1 Variable Funding Note has an interest rate equal to the commercial paper costs of the conduit purchasers plus monthly fees.  The subordinated Class B Series 2008-CP-1 Variable Funding Note is held by Textron Receivables Corporation III (“TRC III”), a wholly-owned subsidiary of Textron Financial.  Incremental fundings may be made from time to under the Series 2008-CP-1 Variable Funding Notes subject to the satisfaction of customary conditions precedent.  The scheduled termination date for the Series 2008-CP-1 Variable Funding Notes is in September 2009.

                The Series 2008-CP-1 Variable Funding Notes and the $588.25 million of Series 2007-A Notes, the $641.7 million of Series 2006-A Notes and the $802.25 million of Series 2005-A Notes previously issued by the Trust are all secured primarily by a revolving pool of dealer floorplan receivables originated from time to time by Textron Financial and sold to TRC III.  TRC III further conveys such receivables to the Trust.  Textron Financial will remain as servicer of the receivables.  As owner of the Trust, TRC III retains a residual interest in the assets of the Trust.

                In connection with the issuance of the Series 2008-CP-1 Variable Funding Notes, Textron Financial and the Trust entered into a Series 2008-CP-1 Supplement to the Amended and Restated Indenture, by and among the Trust, The Bank of New York, as indenture trustee, and Textron Financial, as servicer, pursuant to which the Series 2008-CP-1 Variable Funding Notes were issued and collections, defaults and other amounts in respect of the receivables are allocated to the Series 2008-CP-1 Variable Funding Notes (the “Agreement”).  The summary of the Agreement set forth in this Item 1.01 is qualified in its entirety by reference to the text of the Agreement which is filed as Exhibit 4.1 and is incorporated by reference herein.

                Pursuant to the Floorplan Securitization Program documents, Textron Financial, TRC III and the Trust have made representations and warranties regarding the receivables as well as their businesses and properties and are required to comply with various covenants, servicing procedures, reporting requirements and other customary requirements for similar securitized facilities.  The Floorplan Securitization Program documents also include usual and customary early amortization events and events of default for securitized facilities of this nature.  The sale of receivables under the Floorplan Securitization Program is an off-balance sheet arrangement.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

                  (d)   Exhibits

Exhibit Number	Description

4.1

Series 2008-CP-1 Supplement, dated as of March 20, 2008, to the
Amended and Restated Indenture, dated as of May 26, 2005, by and among Textron Financial Floorplan Master Note Trust, The Bank of
New York, as indenture trustee, and Textron Financial, as servicer.
Incorporated by reference to Exhibit 4.1 to Textron Financial’s
Current Report on Form 8-K filed March 26, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

Date:  March 26, 2008

By:	/s/ Mary F. Lovejoy
Mary F. Lovejoy
Vice President and Treasurer